SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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[X]      Preliminary Information Statement
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         Rule 14c-5(d)(2))
[ ]      Definitive Information Statement

                           SAN JOAQUIN RESOURCES INC.
                (Name of Registrant As Specified in its Charter)

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                           SAN JOAQUIN RESOURCES INC.
                 14 INVERNESS DRIVE EAST, BUILDING H, SUITE 236
                            ENGLEWOOD, COLORADO 80112

                              INFORMATION STATEMENT
              CORPORATE ACTION TO BE TAKEN EFFECTIVE MARCH 5, 2001


                                  INTRODUCTION

This Information Statement will be first sent or given to shareholders on or about February 12, 2001, in connection with corporate action to be taken effective March 5, 2001. San Joaquin Resources Inc. (the "Company") has adopted an amendment to its Articles of Incorporation which has an effective date of March 5, 2001.

**WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.**

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

Shareholders of the Company have adopted the amendment to the Articles of Incorporation by means of a written consent dated February 1, 2001. On that date, 11,788,930 shares of Common Stock were issued and outstanding.

VOTING RIGHTS AND REQUIREMENTS

Consent from the holders of a majority of the shares outstanding was required to adopt the amendment to the Articles of Incorporation.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information, as January 30, 2001, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock and by directors and officers of the Company, both individually and as a group:


                                                    SHARES OWNED BENEFICIALLY AND
BENEFICIAL OWNERS                                             OF RECORD                  PERCENT OF CLASS (1)<F1>

J. Timothy Bowes (2)<F2>                                      1,533,000                          13.0%
53 Stratford Place, S.W.
Calgary, AB T3H 1H7 Canada

David Ward                                                    1,124,800                          9.5%
4531 Granville Avenue
Richmond, BC V7C 1E3 Canada

Bob Hemmerling                                                1,124,800                          9.5%
1908 Horizon Drive
Kelowna, BC V1Z 3L3 Canada


San Joaquin Resources Inc. Information Statement - Page 1 of 1



                                                    SHARES OWNED BENEFICIALLY AND
BENEFICIAL OWNERS                                             OF RECORD                  PERCENT OF CLASS (1)<F1>


Nick DeMare (3)<F3>                                             135,000                          1.1%
1305 - 1090 West Georgia Street
Vancouver, BC V6E 2V7 Canada

Colin S. McNeil (4)<F4>                                          19,930                          0.2%
340B, 630 - 6th Avenue, S.W.
Calgary, Alberta T2P 0S8 Canada

Officers and directors as a group                             1,687,930                         14.3%
(3 persons)


----------
<F1>
(1)      Based on 11,788,930 shares outstanding.
<F2>
(2) Held of record by Bowesco Incorporated, a company owned and controlled by Mr. Bowes.
<F3>
(3) Held of record by DNG Capital Corp USA, a company owned and controlled by Mr. DeMare.
<F4>
(4) Held of record by C McNeil and Associates Inc., a company owned and controlled by Mr. McNeil.


CHANGES IN CONTROL

Except for the transactions contemplated by the Agreement and Plan of Reorganization between the Company and Pannonian Energy, Inc. (the "Reorganization Agreement"), no arrangements are known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company has determined to amend its Articles of Incorporation by changing the name of the Company to "Gasco Energy, Inc."

The Company is proposing to acquire Pannonian Energy, Inc., a Delaware corporation ("Pannonian"). The Reorganization Agreement contemplates the issuance of 14,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of Pannonian. Accordingly, the former Pannonian shareholders as a group will own a majority of the outstanding shares of the Company.

In conjunction with the transactions contemplated by the Reorganization Agreement, the current directors and officers of the Company have resigned with the exception of J. Timothy Bowes, who will continue as a director. Mr. Bowes has elected successors designated by Pannonian.

The Company's Board of Directors approved the Reorganization Agreement but approval by the Company's shareholders is not required prior to closing thereunder.

Following closing under the Reorganization Agreement, all of the Company's business activities are expected to be conducted through various wholly owned subsidiaries. Accordingly, the new name of "Gasco Energy, Inc." will better reflect the Company's new business operations.


San Joaquin Resources Inc. Information Statement - Page 2 of 2